UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

KraneShares Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

KraneShares Trust

Joint Special Meeting of Shareholders

Inbound Number: 866-206-8043

Meeting Date: August 6, 2026

General Inbound Greeting:

Thank you for calling the KraneShares Trust] information line, my name is <Agent’s Name> and this call is being recorded for quality assurance, how may I assist you today?

General Outbound Greeting (Lv. I):

Good day. May I please speak with Mr./Mrs. <Full Name as Registered>?

Hello Mr./Mrs. <Last Name>. My name is <Agent’s Name>. I’m calling on behalf of your current investment with KraneShares Trust on a recorded line to confirm you have received the proxy materials sent to you for the upcoming Joint Special Meeting for Shareholders scheduled for [Meeting’s date]. Have you received the proxy materials?

●	If “Yes” or positive response:

If you’re not able to attend the meeting, I can record your voting instructions by phone...

●	If “No” or negative response:

I would be happy to review the meeting agenda and record your vote by phone. [Be prepared to read proposals]

Adjournment Outbound Greeting (Lv. II):

Good day. May I please speak with Mr./Mrs. <Last Name>?

Hello Mr./Mrs. <Last Name>. My name is <Agent’s Name>. We are calling on a recorded line to inform you that the Joint Special Meeting of Shareholders of KraneShares Trust has been adjourned to August 6, 2026 due to lack of quorum. At this time, we are offering shareholders the convenience of casting their proxy vote by phone.

Capturing Vote & Confirmation Process (Lv. I, Lv. II & Lv. III):

Your board has recommended a vote IN FAVOR. Would you like to vote along with the recommendations of the board?

Would you like to vote all of your accounts accordingly?

Thank you, I am recording your [FOR/AGAINST/ABSTAIN] vote.

●	For confirmation purposes, please state your FULL NAME.
→ Wait for response

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KraneShares Trust

Joint Special Meeting of Shareholders

●	For purposes of written confirmation and vote validation, please verify your FULL ADDRESS, including street, city, state, and zip code.
→ Wait for response

If the shareholder hesitates:
I understand. This is required to confirm and validate your vote. Could you please confirm your full address?
→ Wait for response

If the shareholder does not want to provide full details:
That’s fine. I can confirm the city, state, and zip code we have on file. (Read the City, state and zip code)
→ Wait for response

Please provide your STREET ADDRESS to complete the verification.
→ Wait for response

If the shareholder still refuses:
I understand your concern. However, without confirming the required address information, we’re unable to process and validate your vote. If you decide to continue, please feel free to call us back at our toll-free number.

Thank you. You will receive a confirmation of your voting instructions within 5 days. If you have any questions, please contact us at the toll-free number listed on the confirmation.

Call Closing:

Mr./Mrs. <Last Name>, your vote is very important and your time is appreciated.

Thank you and have a good day.

Near Meeting Date Outbound Greeting (Lv. III): (To be used 10 days before the meeting’s date)

Good day. May I please speak with Mr./Mrs. <Last Name>?

Hello Mr./Mrs. <Last Name>. My name is <Agent’s Name>. I’m calling on a recorded line regarding KraneShares Trust meeting scheduled to take place in a few days, on August 6, 2026.

Our records indicate that you have yet to register a vote for your position. Due to the lack of time between now and the meeting date, the Board has given authorization to register the Shareholder’s vote by phone.

NOTE: Jump to “Capturing Vote & Confirmation Process” Part of the script.

Miscellaneous Rebuttals.

If Undecided or Will Vote by Mail/Internet.

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KraneShares Trust

Joint Special Meeting of Shareholders

When you have a moment, please review the proxy material and contact us with any questions you may have. At that time, we can record your voting instructions by phone. Please contact us at 866-206-8043 between the hours of 9:00 AM and 10:00 PM Eastern Time, Monday through Friday and from 10:00 AM and 6:00 PM Saturday and Sunday.

If Has Voted:

Currently your vote is not recorded in our system. To ensure that your votes are counted at the meeting I can reconfirm them for you over the phone. Would you like to reconfirm your In Favor vote, along with the recommendations of your board?

NOTE: If the shareholder does not wish to reconfirm his vote, close the call business as usual.

Voice Mail Script:

Hello, my name is <Agent’s Name> and this message is for Mr./Mrs. <Last Name>. You should have received proxy materials electronically or in the mail related to the Joint Special Meeting for Shareholders of KraneShares Trust to be held on August 6, 2026.

At this point your shares have not been voted for the upcoming meeting. Please contact us at 866-206-8043 between the hours of 9:00 am and 10:00 pm, Eastern Time Monday through Friday to review the meeting agenda and record your voting instructions.

Thank you and have a great day.

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